Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER,
CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of TransCommunity Financial Corporation, respectively, certify that, to the best of each such individual’s knowledge and belief, the Quarterly Report on Form 10-QSB for the period ended September 30, 2005, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of TransCommunity Financial Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ WILLIAM C. WILEY
William C. Wiley Chief Executive Officer

/s/ BRUCE B. NOLTE
Bruce B. Nolte Chief Operating Officer

/s/ THOMAS M. CROWDER
Thomas M. Crowder Chief Financial Officer

Dated: November 10, 2005